EX.99.CODE OF ETHICS

Appendix A

ACKNOWLEDGMENT OF RECEIPT OF
SARBANES-OXLEY CODE OF ETHICS

I acknowledge that I have received, read and understand the Company’s Code of Ethics as currently in effect and represent:

1.	In accordance with the Code of Ethics, I will report all violations of the Code of Ethics to the Ethics Compliance Officer;

2.	I do not currently know of any violations of the Code of Ethics; and

3.	I will comply with the Code of Ethics in all other respects.

/s/ J. Scott Harkness Signature J. Scott Harkness Print Name President Title

Dated: September 21, 2021

EX.99.CODE OF ETHICS

ANNUAL CERTIFICATION OF COMPLIANCE WITH
SARBANES-OXLEY CODE OF ETHICS

 I certify that during the past year:

1.	I have reported all violations of the Code of Ethics of which I was aware;

2.	I have complied with the Code of Ethics in all other respects; and

3.	I have read and understand the Code of Ethics and recognize that I am subject thereto.

/s/ Michael A. Schelble Signature Michael A. Schelble Print Name Treasurer Title

Dated: September 21, 2021